Exhibit 99.1

1 Healthcare Trust, Inc. First Quarter 2020 Investor Webcast Presentation

Corporate Update

HTI
HEALTHCARE TRUST INC

HTI's focused effort in response to the COVID-19 crisis successfully resulted in 90% of April Cash Rent[1] collected from our Medical Office Building ("MOB") and Triple Net Leased ("NNN") portfolio

- ✓ ***Resilient Portfolio Built for Long Term Success:*** We believe that the financial strength of the tenants in our portfolio will offset some of the potential disruptions from the COVID-19 pandemic and will continue to position HTI well in the long-term. Although we are likely still in the middle stages of this economic event, we are pleased with the resiliency our portfolio has shown through these uncertain times
  - ✓ HTI's portfolio features 200 high quality healthcare properties comprised of 49% MOB, 43% SHOP and 8% NNN[2]
- ✓ ***Corporate Response:*** Beginning in early March, we took proactive steps to prepare for and actively mitigate potential disruptions COVID-19 would cause. Our advisor enacted safety measures at our properties, both required or recommended by local and federal authorities, including visitation restrictions, the immediate screening of all persons entering our Senior Housing Operating Properties ("SHOP") facilities, social distancing measures, cooperation with localized closure or curfew directives, and remote work policies
- ✓ ***Proactive Approach with Positive Results:*** We remain in direct contact with our tenants since the pandemic began, creating open dialogue and deepening the fundamental relationships that we have carefully developed through prior transactions. Thanks to these conversations and the strenuous due diligence and underwriting standards our team has adhered to over the last several years, we've experienced great success in our rent collection efforts during this pandemic
  - ✓ For the month of April, HTI received 90% of the April Cash Rent due from our MOB and NNN portfolio, including 90% of the April Cash Rent due from our MOB and 89% from our NNN assets
  - ✓ Of the April Cash Rent remaining, rent Deferral Agreements[1] have been approved[3] for 4% of the unpaid Cash Rent while another 5% of rent is currently in deferral Negotiation[1]

Note: Collection data as of April 30, 2020. Excludes April Cash Rent or Deferral Agreements executed or approved after April 30, 2020 that would apply to April Cash Rent. This information may not be indicative of any future period. The impact of the COVID-19 pandemic in our rental revenue for the second quarter of 2020 and thereafter cannot be determined at present. The ultimate impact on our future results of operations and liquidity will depend on the overall length and severity of the COVID-19 pandemic, which management is unable to predict.

(1) See Definitions in the appendix for a full description.

(2) Percentages are based on NOI for the 3 months ended March 31, 2020. See appendix for Non-GAAP reconciliations.

(3) Consists of executed Deferral Agreements and approved Deferral Agreements where the tenant and HTI have agreed to certain rent deferral terms and conditions. Approved Deferral Agreements are pending executed agreements and there can be no assurance they will be completed on the contemplated terms, or at all.

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April Cash Rent Collection (excludes SHOP)

HTI's proactive and focused effort in response to the COVID-19 pandemic resulted in 90% of April Cash Rent collected with an additional 9% approved or under deferral Negotiation from our MOB and NNN assets

Rent Collection Highlights(1)

90% of MOB and NNN April Cash Rent collected

- ✓ HTI's MOB portfolio features a balance of top healthcare brands including UPMC, DaVita and Sentara
- ✓ HTI collected 90% of April Cash Rent due from our MOB and 89% from our NNN assets

5% of MOB and NNN April Cash Rent is currently in deferral Negotiation

- ✓ We have and continue to proactively reach out to our tenants to create direct and open dialog, allowing our team members to understand the potential challenges our tenants are facing and develop mutually agreeable resolutions

4% of MOB and NNN April Cash Rent is approved for Deferral Agreement

- ✓ We have entered into various lease Deferral Agreements with an average deferral period of three months and payment of deferred Cash Rent during the first six months of 2021

April Cash Rent Collection Detail(1)



5%
4%
1%
90%
April Cash Rent Paid
Deferral in Negotiation
Approved Deferral Agreement
Other(2)

April Cash Rent Status(1)	MOB	NNN	MOB & NNN
April Cash Rent Paid	**90%**	**89%**	**90%**
Deferral in Negotiation	5%	11%	5%
Approved Deferral Agreement	4%	0%	4%
Other	1%	0%	1%
Total	**100%**	**100%**	**100%**

(1) As of April 30, 2020. Excludes April Cash Rent or Deferral Agreements executed or approved after April 30, 2020 that would apply to April Cash Rent.
(2) Consists of tenants who have made a partial payment and/or tenants without active communication on a potential Deferral Agreement. There can be no assurance that such Cash Rent will be collected.

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4 Strategic Overview (1) Based on total real estate investments, at cost of $2.6 billion, assets held for sale at carrying value of $10.8 million, net of gross market lease intangible liabilities of $22.7 million as of March 31, 2020. Impairment charges are already reflected within gross asset value. (2) Percentages are based on NOI for the 3 months ended March 31, 2020. See appendix for Non - GAAP reconciliations. (3) See Definitions in the Appendix for a full description. (4) See appendix for Non - GAAP reconciliations. (5) Refer to slide 8 for additional information. (6) Total borrowings as of March 31, 2020 of $1.3 billion. As of March 31, 2019, total borrowings of $1.1 billion. HTI has a $2.6 billion (1) healthcare real estate portfolio focused on MOB and SHOP properties High Quality Portfolio x High quality portfolio containing 200 healthcare properties comprised of 49% MOB, 43% SHOP and 8% NNN (2) x The MOB portfolio continues to perform well, increasing NOI (3)(4) year over year with leases featuring embedded contractual rental increases x The SHOP portfolio is actively managed by a dedicated senior housing management team, focusing on value enhancement through increasing Occupancy (3) , successful operator transitions and select portfolio recycling Robust Acquisition Program (5) x Acquired eight properties in Q 1 ’ 2020 for a contract purchase price of $ 103 . 8 million, including four MOB properties at a 6 . 9 % weighted average Cap Rate for $ 26 . 3 million and four SHOP properties for an aggregate purchase price of $ 77 . 5 million Conservative Balance Sheet x Conservative Net Leverage (3) of 41 % provides balance sheet flexibility x Strategically locked in attractive long - term interest rates resulting in a weighted average interest rate of 3 . 8 % across the portfolio Strong Operational Performance x Active management and robust acquisitions have led to increased revenues and NOI while decreasing the Company’s interest rate on the Company’s total debt Experienced Management Team x Proven track record with significant public REIT market experience x SHOP portfolio has a dedicated management team lead by John Rimbach along with his key operating personnel from WESTLiving Segment ($MM) Q1 2020 Q1 2019 Increase (decrease) Revenue from Tenants $100.2 $88.7 13.0% NOI (3)(4) $38.5 $35.9 7.2% Weighted Average Interest Rate (6) 3.8% 4.7% (90bps)

Portfolio Snapshot

HTI Healthcare Trust Inc

HTI's high quality portfolio features an MOB and NNN portfolio that is nearly 92% occupied[(1)] and a 4.6 million square foot SHOP portfolio operated by top U.S. Healthcare brands

$2.6 Billion Invested[(2)]

200 Properties

9.7 Million Rentable Square Feet

PROPERTIES	
Medical Office Buildings	116
Senior Housing – Operating (SHOP)	65
Senior Housing – NNN	4
Post-Acute Care/Skilled Nursing – NNN	8
Hospitals – NNN	6
Jupiter Property – Recently Developed	1

	MOB	Senior Housing – Operating	Senior Housing – NNN	Post Acute/ Skilled Nursing – NNN	Hospitals – NNN
Occupancy[(3)]	91.0%	84.1%	100.0%	100.0%	90.7%
Weighted Avg. Remaining Lease Term[(3)(4)]	5.0 Years	N/A	10.8 Years	7.6 Years	6.9 Years







(1) Based on square feet as of March 31, 2020. Excludes SHOP and the Company's development property in Jupiter, Florida that was substantially completed in the fourth quarter of 2019. Although a portion of the development property has been leased as of March 31, 2020, the property will be separately shown and excluded from combined occupancy numbers until a greater portion of the property has been leased and HTI considers the property stabilized. Including SHOP and the development property, portfolio occupancy would have been 80% as of March 31, 2020.
(2) Based on total real estate investments, at cost of $2.6 billion, assets held for sale at carrying value of $10.8 million, net of gross market lease intangible liabilities of $22.7 million as of March 31, 2020.
(3) See Definitions in the Appendix for a full description.
(4) Based on square feet as of March 31, 2020.

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6 FL 15% PA 12% IA 8% GA 7% IL 7% MI 7% CA 5% WI 5% TX 5% AR 3% Other 26% 49% 43% 8% MOB SHOP NNN Dynamic Portfolio Fundamentals HTI is focused on deploying capital into select high quality assets located throughout the United States Select Geographic Mix (1) Percentages are based on NOI for the 3 months ended March 31, 2020. See appendix for Non - GAAP reconciliations. $39 million NOI (1) Diversified Geographic Asset Exposure High Quality Portfolio Top 10 States (1) MOB NNN SHOP Development x HTI’s dynamic portfolio features a balance of MOB assets with embedded contractual rent increases and an actively managed SHOP portfolio x Year over year, HTI’s SHOP concentration (1) increased 300bps as we continue to focus on converting NNN SHOP assets to SHOP operating structures x HTI’s portfolio is geographically diversified across 31 states Portfolio Highlights

7 x DaVita (NYSE: DVA) and Fresenius (NYSE: FMS) are industry leading publicly traded companies with a combined market cap of over $34 billion (1) x UPMC is a leading health enterprise with over 87,000 employees and 700 clinical locations x The SHOP portfolio features an offering of core operating brands x HTI remains committed to developing strong partnerships with leading healthcare brands which we believe delivers benefits for patients and other stakeholders Strategic Partners HTI partners with top healthcare brands in well established markets (1) Market capitalization data as of May 14, 2020. MOB SHOP

8 Closed on $103.8 million of acquisitions in the first quarter, including four MOB properties for $26.3 million at a 6.9% weighted average Cap Rate and four SHOP properties encompassing 232,000 square feet for $77.5 million Closed Transactions (quarter ended March 31, 2020) Property Type State Number of Properties Square Feet Purchase Price (1) Wgt. Avg. Cap Rate (2)(3) Lease Term Remaining (2) Closed Swedish American Clinic MOB: Multi - Tenant IL 1 25 $7.7 9.0 Closed Q1’20 _ UPMC Pinnacle Medical Office MOB: Single - Tenant PA 3 50 $18.6 9.5 Closed Q1’20 _ Cedarhurst Portfolio SHOP IL 3 178 $55.6 N/A N/A Closed Q1’20 _ Bayshore Memory Care SHOP FL 1 54 $21.9 N/A N/A Closed Q1’20 _ Total Closed Q1’2020 8 307 $103.8 6.9% 9.3 (1) Represents the contract purchase price and excludes acquisitions costs which are not capitalized per GAAP. (2) See Definitions in the Appendix for a full description. (3) Excludes SHOP properties. ($ in millions, square feet in thousands and lease term remaining in years) Robust Acquisitions HTI continues to evaluate accretive acquisitions to take advantage of potential market dislocation caused by COVID - 19

9 Debt Capitalization (1) ($mm) Mortgage Notes Payable $551 Fannie Mae Master Revolving Credit Facilities $359 Total Secured Debt $910 Credit Facility – Revolving Credit Facility and Term Loan (2) $346 Total Unsecured Debt (2) $346 Total Debt $1,256 Weighted Average Interest Rate (3) 3.8% Key Capitalization Metrics ($mm) Net Debt (1) (4) $1,166 Net Leverage (4) 41.0% Balanced Capital Structure Mortgage Debt ▪ $119 million Multi - Property CMBS Loan with KeyBank at a 4.6% fixed interest rate with maturity in 2028 ▪ $379 million mortgage loan with Capital One that was recently refinanced to add properties and increase the principal from $242 million, lowering the interest rate to a fixed swap rate of 3.7 % and extending the maturity to 2026 ▪ The Company has several other mortgage loans with an aggregate balance of $ 54 million secured by individual or pools of properties, including a $14 million mortgage that was assumed in a Q1 2020 acquisition ▪ The weighted - average interest rate of the mortgage debt was 3.9 % as of March 31, 2020 Credit Facilities ▪ Fannie Mae Master Credit Facilities : Made up of two facilities arranged by KeyBank and Capital One. The combined facility is secured by mortgages on 22 seniors housing properties ▪ Revolving Credit Facility and Term Loan : The credit facility and term loan mature in 2024 with exercise of the Company’s extension option and currently have total commitments of $630 million as of March 31, 2020 Capital Markets ▪ On December 16, 2019, HTI completed a 7.375% Series A Cumulative Redeemable Perpetual Preferred Stock offering for gross proceeds of $40 million providing the Company with capital to help fund its Q1’2020 acquisitions of nearly $104 million HTI continues to manage its capital structure by extending the Company’s weighted average debt maturities and locking in what we believe are attractive long - term financing rates Note: Metrics as of and for the three months ended March 31, 2020. As of March 31, 2020, HTI had $ 90.5 million of cash and equivalents and the current availability under the revolving credit facility was $ 37.4 million. The Company is subject to a covenant requiring us to maintain a combination of cash, cash equivalents and availability for future borrowings under t he revolving credit facility totaling at least $50.0 million. (1) Excludes the effect of deferred financing costs, net and mortgage premiums/discounts, net. (2) The equity interests and related rights in our wholly owned subsidiaries that directly own or lease the eligible unencumbered re al estate assets comprising the borrowing base of HTI’s credit facility are pledged for the benefit of the lenders thereunder. These real estate assets are not available to satisfy other debts and obligations, or to serve as collateral for any new indebtedness, unless the existing indebtedness secured by these properties is repaid or otherwise refinanced. (3) Weighted average interest rate based on balance outstanding as of March 31, 2020. (4) See Definitions in the Appendix for a full description. Conservative Leverage Profile

10 $88.7 $100.2 Q1 2019 Q1 2020 4.7% 3.8% Q1 2019 Q1 2020 Enhanced Operating Performance HTI remains focused on increasing revenue while driving down the cost of debt Net Operating Income (NOI) (1) Revenues from Tenants Weighted Average Interest Rate (2) ($ in millions) $35.9 $38.5 Q1 2019 Q1 2020 x Revenue from tenants increased to $100.2 million from $88.7 million from the same period last year x HTI increased NOI year over year from $35.9 million to $38.5 million, reflecting an increase in the Company’s income from strong SHOP and NNN operations and acquisitions x HTI refinanced several mortgage loans in 2019, decreasing the Company’s interest rate on mortgage debt Operating Highlights (1) Based on NOI for the 3 months ended March 31, 2020 for Q1 2020. For Q1 2019, based on NOI for the 3 months ended March 31, 20 19. See appendix for Non - GAAP reconciliations. (2) Total borrowings as of March 31, 2020 of $1.3 billion. As of March 31, 2019, total borrowings of $1.1 billion. ($ in millions)

11 Company Highlights HTI remains focused on growing the Company’s high quality MOB and SHOP portfolios while maintaining moderate leverage and decreasing the Company’s overall interest rate x HTI Received 90% of the April Cash Rent from our MOB and NNN portfolio, including 90% of the April Cash Rent due from our MOB and 89% from our NNN assets (1) x High Quality Portfolio of 200 healthcare properties comprised of 49% MOB, 43% SHOP and 8% NNN properties (2) x Robust Acquisition Program of nearly $104 million closed in 2020 (3) x Conservative Balance Sheet with modest Net Leverage of 41% x Strong Operational Performance with year - over - year increases in revenue and NOI while decreasing the Company’s overall interest rate on the Company’s total debt x Experienced Management Team with a proven track record and significant public REIT experience (1) See slide 4 for further details. (2) Percentages based on NOI for the 3 months ended March 31, 2020. See appendix for Non - GAAP reconciliations. (3) See slide 9 for further details.

12 Experienced Leadership Team Katie Kurtz Chief Financial Officer, Secretary, and Treasurer Ms . Kurtz currently serves as the Chief Financial Officer, Treasurer and Secretary of the Company . Ms . Kurtz is also Chief Financial Officer for American Finance Trust, Inc . (NASDAQ : AFIN) . She is a certified public accountant in New York State, holds a B . S . in Accountancy and a B . A . in German from Wake Forest University and a Master of Science in Accountancy from Wake Forest University . Leslie D. Michelson Non - Executive Chairman, Audit Committee Chair Mr . Michelson has served as the chairman of Private Health Management, a retainer - based primary care medical practice management company since April 2007 . Mr . Michelson served as Vice Chairman and Chief Executive Officer of the Prostate Cancer Foundation, the world’s largest private source of prostate cancer research funding, from April 2002 until December 2006 and served on its board of directors from January 2002 until April 2013 . David Ruggiero Vice President, Acquisitions Mr . Ruggiero currently serves as Vice President at the Company’s advisor with a primary focus on acquisitions . Mr . Ruggiero has over 20 years of commercial real estate experience and has advised on over $ 3 billion in healthcare real estate dispositions, acquisitions and financings . He earned an MS in Finance from Kellstadt Graduate School of Business at DePaul University and a BA from DePaul University . Trent Taylor Vice President, Asset Management Mr . Taylor currently serves as Vice President at the Company’s advisor with a primary focus on asset management and leasing . Mr . Taylor has over 12 years of commercial real estate and development experience . He earned an MS in Real Estate from New York University and BA in Accounting & Finance from the University of Central Florida . Michael Weil Chief Executive Officer Mr . Weil was named Healthcare Trust Inc . ’s chief executive officer on August 23 , 2018 , which went into effect on September 12 , 2018 . He is a founding partner of AR Global, and has served as a leading executive and board member on several publicly - traded and non - traded real estate companies . Additionally, he previously served as the Senior VP of sales and leasing for American Financial Realty Trust . Mr . Weil also served as president of the Board of Directors of the Real Estate Investment Securities Association (n/k/a ADISA) . John Rimbach President of Healthcare Facilities Mr . Rimbach brings a strong expertise in seniors housing management which he established over a 30 - year career . Prior to joining the Company’s advisor, Mr . Rimbach served as President/CEO and Founder of WESTLiving, LLC, where he provided overall leadership and strategic direction for this large seniors housing portfolio . Prior to that, Mr . Rimbach served as COO of AF Evans Company Inc . from 1999 to 2008 , and was the Development Director of NCB Development Corporation from 1993 to 1999 .

13 Dedicated SHOP Team Kimberly Holmes: VP – Operational Analytics ▪ 25 year career in senior housing and hospitality ▪ Her work on financial analysis, planning and benchmarking will translate into operational plans and action items for the portfolio Susan K. Rice, RN: VP – Clinical Operations ▪ 30 year career in the healthcare industry ▪ Extensive knowledge in clinical areas and processes to monitor and validate care outcomes, quality and compliance Patrick Collins: Chief Operating Officer ▪ Patrick’s responsibilities are to drive operational performance of HTI's operator/manager partners ▪ His 26 year career touches upon all aspects of operating a senior housing community John Rimbach: President of Healthcare Facilities ▪ Former President, CEO & Founder of WESTLiving ▪ 30 year career in the financing, development, acquisition, ownership and operation of senior housing portfolios Angie Ehlers: VP – Sales & Marketing ▪ Over her 26 year career, Angie has directed sales and marketing efforts at many senior level positions ▪ Her experience allows her to provide unique insight into markets and product positioning for the HTI SHOP portfolio John Rimbach joined the management team of HTI’s advisor along with his key operating personnel from WESTLiving . This experienced group plays an essential role in managing the Company’s significant operating portfolio

Strong Corporate Governance

Majority Independent Board of Directors, including an audit committee comprised solely of independent directors

Board of Directors



Leslie Michelson
Non-Executive Chairman, Audit Committee Chair
- Chairman of Private Health Management, since April 2007
- Vice Chairman and Chief Executive Officer of the Prostate Cancer Foundation, from April 2002 until December 2006 and served on its board of directors from January 2002 until April 2013



Lee M. Elman
Independent Director
- Independent director of the Company since August 2015
- Founder & President of Elman Investors Inc., an international real-estate investment banking firm
- 40+ years of real estate investment experience in the US and abroad
- Mr. Elman holds a J.D. from Yale Law School and a B.A. from Princeton University's Woodrow Wilson School of Public and International Affairs



Edward Rendell
Independent Director
- Independent director of the Company since December 2015
- 45th Governor of the Commonwealth of Pennsylvania from 2003 through 2011
- Mayor of Philadelphia from 1992 through 2000



Elizabeth K. Tuppeny
Independent Director, Nominating and Corporate Governance Committee Chair
- Chief Executive Officer and founder of Domus, Inc., since 1993
- 30 years of experience in the branding and advertising industries, with a focus on Fortune 50 companies
- Ms. Tuppeny also founded EKT Development, LLC to pursue entertainment projects in publishing, feature film and education video games



B.J. Penn
Independent Director
- Mr. Penn serves as president of Penn Construction Group, Inc., and as president and chief executive officer of Genesis IV, LLC
- Mr. Penn is the chairman of the board of directors of Spectra Systems Corporation, is a trustee emeritus at the George Washington University and serves on the boards of the National Trust for the Humanities and the Naval Historic Foundation.



Michael Weil
Director
- Founding partner of AR Global
- Previously served as Senior VP of sales and leasing for American Financial Realty Trust
- Served as president of the Board of Directors of the Real Estate Investment Securities Association (n/k/a ADISA)

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15 Legal Notice

Disclaimer

References in this presentation to the "Company," "we," "us" and "our" refer to Healthcare Trust, Inc. ("HTI") and its consolidated subsidiaries.

The statements in this presentation that are not historical facts may be forward-looking statements. These forward-looking statements involve risks and uncertainties that could cause actual results or events to be materially different. Forward-looking statements may include, but are not limited to, statements regarding stockholder liquidity and investment value and returns. The words "anticipates," "believes," "expects," "estimates," "projects," "plans," "intends," "may," "will," "would" and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Actual results may differ materially from those contemplated by such forward-looking statements, including those set forth in the section titled Risk Factors of HTI's Annual Report on Form 10-K for the year ended December 31, 2019 filed on March 24, 2020 and all other filings with the SEC after that date, as such risks, uncertainties and other important factors may be updated from time to time in HTI's subsequent reports. Please see pages 16 and 17 for further information. Further, forward-looking statements speak only as of the date they are made, and HTI undertakes no obligation to update or revise any forward-looking statement to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results, unless required to do so by law.

This presentation includes estimated projections of future operating results. These projections were not prepared in accordance with published guidelines of the SEC or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of financial projections. This information is not fact and should not be relied upon as being necessarily indicative of future results; the projections were prepared in good faith by management and are based on numerous assumptions that may prove to be wrong. Important factors that may affect actual results and cause the projections to not be achieved include, but are not limited to, risks and uncertainties relating to the company and other factors described in the section titled Risk Factors of HTI's Annual Report on Form 10-K for the year ended December 31, 2019 filed on March 24, 2020 and all other filings with the SEC after that date. The projections also reflect assumptions as to certain business decisions that are subject to change. As a result, actual results may differ materially from those contained in the estimates. Accordingly, there can be no assurance that the estimates will be realized.

This presentation includes certain non-GAAP financial measures, including net operating income ("NOI"). NOI is a non-GAAP measures of our financial performance and should not be considered as alternatives to net income as a measure of financial performance, or any other performance measure derived in accordance with GAAP and they should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items. The reconciliations of net income to NOI for the applicable period are set forth on page 21 to this presentation.

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Forward Looking Statements

Certain statements made in this presentation are "forward-looking statements" (as defined in Section 21E of the Exchange Act), which reflect the expectations of the Company regarding future events. The forward-looking statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially from those contained in the forward-looking statements. Such forward-looking statements include, but are not limited to, market and other expectations, objectives, and intentions, as well as any other statements that are not historical facts.

Our potential risks and uncertainties are presented in the section titled Risk in the section titled "Item 1A-Risk Factors" disclosed in our Annual Report on Form 10-K for the year ended December 31, 2019 filed with the SEC on March 24, 2020, our Quarterly Report on Form 10-Q filed with the SEC on May 15, 2020 and the Company's subsequent Quarterly Reports on Form 10-Q filed with the SEC as well as other filings with the SEC, including our Current Report on Form 8-K filed with the SEC on May 19, 2020. We disclaim any obligation to update and revise statements contained in these materials to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time, unless required by law. The following are some of the risks and uncertainties relating to us, although not all risks and uncertainties, that could cause our actual results to differ materially from those presented in our forward-looking statements:

- Certain of our executive officers and directors are also officers, managers, employees or holders of a direct or indirect controlling interest in our advisor, Healthcare Trust Advisors, LLC (our "Advisor"), and other entities affiliated with AR Global Investments, LLC (the successor business to AR Capital, LLC, "AR Global"), the parent of our sponsor. As a result, certain of our executive officers and directors, our Advisor and its affiliates face conflicts of interest, including significant conflicts created by our Advisor's compensation arrangements with us and other investment programs advised by affiliates of AR Global and conflicts in allocating time among these investment programs and us. These conflicts could result in unanticipated actions that adversely affect us.
- The trading price of our 7.375% Series A Cumulative Redeemable Perpetual Preferred Stock, $0.01 par value per share, may fluctuate significantly.
- Although we intend to seek a listing of our shares of common stock on a national stock exchange when we believe market conditions are favorable to do so, there is no assurance that our shares of common stock will be listed. No public market currently exists, or may ever exist, for shares of our common stock and our shares are, and may continue to be, illiquid.
- Our development property in Jupiter, Florida is now substantially complete, but only 10% of the property is leased and the property is not generating cash flow.
- Because investment opportunities that are suitable for us may also be suitable for other investment programs advised by affiliates of AR Global, our Advisor and its affiliates face conflicts of interest relating to the purchase of properties and other investments and such conflicts may not be resolved in our favor, meaning that we could invest in less attractive assets, which could reduce the investment return to our stockholders.
- We focus on acquiring and owning a diversified portfolio of healthcare-related assets located in the United States and are subject to risks inherent in concentrating investments in the healthcare industry.
- If our Advisor loses or is unable to obtain qualified personnel, our ability to continue to achieve our investment strategies could be delayed or hindered.
- Any potential future acquisition is subject to market conditions and capital availability and may not be identified or completed on favorable terms.

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18 Forward Looking Statements (Continued) • The healthcare industry is heavily regulated, and new laws or regulations, changes to existing laws or regulations, loss of l ice nsure or failure to obtain licensure could result in the inability of tenants to make lease payments to us. • We are depending on our Advisor to select investments and conduct our operations. Adverse changes in the financial condition of our Advisor and its affiliates or our relationship with our Advisor could adversely affect us. • We are obligated to pay fees, which may be substantial, to our Advisor and its affiliates. • Our revenue is dependent upon the success and economic viability of our tenants, as well as our ability to collect rent from def aulting tenants, which has and may continue to adversely impact our results of operations, and replace them with new tenants, which we may not be able to do on a timely basis, or at all. • We may not be able to achieve our rental rate objectives on new and renewal leases and our expenses could be greater than we ant icipate, which may impact our results of operations. • Increases in interest rates could increase the amount of our debt payments and limit our ability to pay distributions. • If we are not able to increase the amount of cash we generate from operations, we may have to reduce the amount of dividends and other distributions we pay or identify other financing sources. • Any distributions, especially those not covered by our cash flows from operations, may reduce the amount of capital available fo r other purposes, including investment in properties and other permitted investments and may negatively impact the value of our stockholders’ investment. • Our revolving credit facility and the related term loan facility prohibit us from increasing the rate at which we pay distrib uti ons to holders of our common stock and restricts our ability to use cash that would otherwise be available to us. • We are subject to risks associated with a pandemic, epidemic or outbreak of a contagious disease, such as the ongoing global COV ID - 19 pandemic, including negative impacts on our tenants and operators and their respective businesses. • We are subject to risks associated with any dislocations or liquidity disruptions that may exist or occur in the credit marke ts of the United States from time to time, including disruptions and dislocations caused by the ongoing COVID - 19 pandemic. • In the Company's SHOP portfolio during March 2020, due to the COVID - 19 pandemic, occupancy trended lower in the second half of t he month and operating costs began to rise materially, including for services, labor and personal protective equipment and other supplies. Th ese trends accelerated in April, and are expected to continue through at least June, and may have a material adverse effect on the Company's revenues and inco me in the second quarter and potentially other quarters thereafter. • We are subject to risks associated with changes in general economic, outbreaks of infectious diseases, business and political co nditions, possibility of intensified international hostilities, acts of terrorism, and changes in conditions of United States or international lending , c apital and financing markets. • The offering price and repurchase price for shares of our common stock under our distribution reinvestment plan and our share re purchase program may not, among other things, accurately reflect the value of our assets and may not represent what a stockholder may receive on a sale of the shares, what they may receive upon a liquidation of our assets and distribution of the net proceeds or what a third party may pay to acquire us. • We may fail to continue to qualify to be treated as a REIT for U.S. federal income tax purposes, which would result in higher ta xes, may adversely affect our operations and would reduce the value of an investment in our common stock or Series A Preferred Stock and the cash available fo r distributions.

19 Appendix

20 Definitions Cap Rate : Capitalization rate is a rate of return on a real estate investment property based on the expected, annualized straight - lined rental income that the property will generate under its existing lease during its first year of ownership . Capitalization rate is calculated by dividing the annualized straight - lined rental income the property will generate (before debt service and depreciation and after fixed costs and variable costs) and the purchase price of the property . The weighted average capitalization rate is based upon square feet . Cash Rent : Represents total of all contractual rents on a cash basis due from tenants as stipulated in the originally executed lease agreements at inception or any lease amendments thereafter prior to a Deferral Agreement . Deferral Agreement : An amendment to the original lease agreement, or any lease amendments executed prior to this amendment, approved or executed by the tenant and landlord in light of COVID - 19 pandemic to defer a certain portion of Cash Rent . Lease Term Remaining : Current portfolio calculated from March 31 , 2020 . Weighted based on square feet . Negotiation : Represents active tenant discussions where no Deferral Agreement has yet been reached . There can be no assurance that these negotiations will be successful and will lead to Deferral Agreements on favorable terms, or at all . Net Debt : Total gross debt of $ 1 . 3 billion per slide 9 less cash and cash equivalents of $ 91 million as of March 31 , 2020 . NOI : Defined as a non - GAAP financial measure used by us to evaluate the operating performance of our real estate . NOI is equal to revenue from tenants, less property operating and maintenance . NOI excludes all other items of expense and income included in the financial statements in calculating net income (loss) . Net Leverage : Represents “Net Debt” as defined above as debt less cash and cash equivalents divided by total assets of $ 2 . 4 billion (which includes cash and cash equivalents) plus accumulated depreciation and amortization of $ 455 . 3 million as of March 31 , 2020 , shown as a percentage . Occupancy : For NNN and MOB properties, occupancy represents percentage of square footage of which the tenant has taken possession of divided by the respective total rentable square feet as of the date or period end indicated . For SHOP, occupancy represents total units occupied divided by total units available as of the date or period end indicated .

21 Reconciliation of Non - GAAP Metrics: NOI Three Months Ended March 31, 2020 (In thousands) Medical Office Buildings Triple - Net Leased Healthcare Facilities Seniors Housing — Operating Properties Consolidated Revenue from tenants $ 26,370 $ 4,707 $ 69,158 $ 100,235 Property operating and maintenance (7,610) (1,474) (52,639) (61,723) NOI $ 18,760 $ 3,233 $ 16,519 38,512 Impairment charges (18,029) Operating fees to related parties (6,049) Acquisition and transaction related (327) General and administrative (6,730) Depreciation and amortization (20,195) Interest expense (13,257) Interest and other income 5 Gain on sale of real estate investments 2,306 (Loss) gain on non - designated derivatives 16 Income tax expense (benefit) (332) Net income attributable to non - controlling interests 87 Preferred stock dividends (742) Net loss attributable to stockholders $ (24,744) Net Operating Income (NOI) Reconciliation Schedule Three Months Ended March 31 , 2019 (In thousands) Medical Office Buildings Triple - Net Leased Healthcare Facilities Seniors Housing — Operating Properties Consolidated Revenue from tenants $ 25,257 $ 3,536 $ 59,925 $ 88,718 Property operating and maintenance (6,947) (411) (45,441) (52,799) NOI $ 18,310 $ 3,125 $ 14,484 35,919 Impairment charges — Operating fees to related parties (5,768) Acquisition and transaction related (18) General and administrative (6,298) Depreciation and amortization (20,685) Interest expense (13,943) Interest and other income 4 (Loss) gain on non - designated derivatives (43) Gain on sale of real estate investments 6,078 Income tax expense (benefit) 338 Net income attributable to non - controlling interests (19) Net loss attributable to stockholders $ (5,111)

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